Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FIRST QUARTER 2023 EPS OF $1.45

SEATTLE, WASHINGTON - May 2, 2023, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced first quarter 2023 financial results including the following comparisons to the same quarter of 2022:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 29% to $1.45
•
Net Earnings Attributable to Shareholders decreased 35% to $226 million
•
Operating Income decreased 40% to $276 million
•
Revenues decreased 44% to $2.6 billion
•
Airfreight tonnage volume decreased 6% and ocean container volume decreased 26%

“Operating conditions during the first quarter of 2023 were very similar to what we experienced in the fourth quarter of 2022, when shippers swiftly adapted to increased consumer caution and slowing demand for their products, while also battling inflation and tighter financing,” said Jeffrey S. Musser, President and Chief Executive Officer. “Our business continued to be impacted by comparatively soft demand, along with significantly reduced buy and sell rates relative to what we experienced during the pandemic. We are adapting and working diligently to bring expenses in line with lower revenue by lowering headcount and payroll expenses without resorting to layoffs.

“Following the steep drop in volumes and rates in the fourth quarter, the economic challenges continued to impact all of our businesses during the first quarter. With supply chains largely normalized, average sell rates in air fell ahead of declining buy rates, and tonnage also declined. Ocean volumes were lower and sell rates also fell faster than buy rates, while carrier capacity is no longer constrained and schedules have become more regular. Revenues in Customs Brokerage and Other Services also declined and expenses were significantly lower compared to a year ago because supply-chain congestion largely cleared and there were fewer costs incurred related to the February 2022 cyber-attack.

“Throughout our long history, we have demonstrated an ability to adapt to change. Wherever we look, there is uncertainty with the global economy and our industry is now very far removed from the pandemic days when capacity was extremely constrained and the ports were gridlocked. For the time being, everyone from ocean and air carriers to shippers are highly focused on everything impacting their bottom line, including the cost of moving goods.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “We are adjusting well to the current operating environment of lower tonnage and volumes and unpredictable buy and sell rates, and we are working diligently to gain efficiencies and bring expenses in line with revenue. Compared to the year-ago period, which was significantly impacted by the February 2022 cyber-attack, salaries and related costs decreased 17% on lower commissions and bonuses as a result of lower revenues and operating income. Those cost decreases demonstrate the power behind our incentive-based compensation structure, which rewards our people when financial results are strong, and naturally incentivizes them to make adjustments based on volumes and improve efficiency when financial results are less robust. We continue to carefully monitor cash flow from operations, which exceeded $546 million in the first quarter of 2023, and we returned $213 million to shareholders via repurchases of common stock.”

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding our uncertain short-term outlook; a normalized supply chain; softening demand; pressure on buy and sell rates; an increasingly fragile global economy; rising inflation and financing costs; and signs of a slowing economy and drop in demand. Future financial performance could differ materially because of factors such as: our ability to leverage the strength of our carrier relationships; the strength of our non-asset-based operating model; our expectation that pressure on rates may continue; our ability to align expenses with revenues and to enhance our productivity; our ability to maintain our existing accounts and gain new business; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization. The normalizing of the supply chain at the end of the pandemic, along with the current uncertainty in the global economy, could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

First Quarter 2023 Earnings Release, May 2, 2023

Financial Highlights for the three months ended March 31, 2023 and 2022 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended March 31,
	2023	2022	% Change
Revenues	$2,592,589	$4,664,298	(44)%
Directly related cost of transportation and other expenses [1]	$1,719,102	$3,516,111	(51)%
Salaries and other operating expenses [2]	$597,518	$686,427	(13)%
Operating income [3]	$275,969	$461,760	(40)%
Net earnings attributable to shareholders	$226,011	$346,109	(35)%
Diluted earnings attributable to shareholders per share	$1.45	$2.05	(29)%
Basic earnings attributable to shareholders per share	$1.47	$2.07	(29)%
Diluted weighted average shares outstanding	155,472	169,216
Basic weighted average shares outstanding	154,164	167,499

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Operating income in the first quarter 2022 includes $62 million in expenses incurred as a result of the Company's global systems downtime and investigation, recovery and remediation efforts caused by a targeted cyber-attack that occurred in that quarter.

During the three months ended March 31, 2023, we repurchased 2.0 million shares of common stock at an average price of $108.98 per share, compared to the three months ended March 31, 2022 when we did not repurchase any shares of common stock.

	Employee Full-time Equivalents as of
	March 31, 2023	December 31, 2022	March 31, 2022
North America	7,455	7,778	7,718
Europe	4,089	4,228	4,020
North Asia	2,385	2,448	2,511
South Asia	1,790	1,851	1,790
Middle East, Africa and India	1,502	1,540	1,527
Latin America	816	859	832
Information Systems	1,220	1,173	1,042
Corporate	424	425	427
Total	19,681	20,302	19,867

	First quarter year-over-year percentage increase (decrease) in1:
2023	Airfreight kilos	Ocean freight FEU
January	(27)%	(23)%
February	(10)%	(25)%
March	33%	(29)%
Quarter	(6)%	(26)%

1February and March 2022 air and ocean activity was significantly reduced due to the Company’s global systems downtime experienced as result of a cyber-attack that occurred in the first quarter 2022, affecting comparability with the first quarter 2023 results.

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 5, 2023 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets:
Current Assets:
Cash and cash equivalents	$2,350,794	$2,034,131
Accounts receivable, less allowance for credit loss of $8,358 at March 31, 2023 and $9,466 at December 31, 2022	1,604,467	2,107,645
Deferred contract costs	195,670	257,545
Other	106,080	118,696
Total current assets	4,257,011	4,518,017
Property and equipment, less accumulated depreciation and amortization $577,841 at March 31, 2023 and $567,757 at December 31, 2022	500,482	501,916
Operating lease right-of-use assets	509,019	507,503
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	38,093	37,449
Other assets, net	20,045	17,622
Total assets	$5,332,577	$5,590,434
Liabilities:
Current Liabilities:
Accounts payable	$950,907	$1,108,996
Accrued expenses, primarily salaries and related costs	432,816	479,262
Contract liabilities	244,667	323,101
Current portion of operating lease liabilities	98,469	95,621
Federal, state and foreign income taxes	33,197	47,075
Total current liabilities	1,760,056	2,054,055
Noncurrent portion of operating lease liabilities	422,153	422,844
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 152,712 shares at March 31, 2023 and 154,313 shares at December 31, 2022	1,527	1,543
Additional paid-in capital	—	139
Retained earnings	3,336,140	3,310,892
Accumulated other comprehensive loss	(190,498)	(202,553)
Total shareholders’ equity	3,147,169	3,110,021
Noncontrolling interest	3,199	3,514
Total equity	3,150,368	3,113,535
Total liabilities and equity	$5,332,577	$5,590,434

2-May-2023	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2023	2022
Revenues:
Airfreight services	$904,903	$1,598,555
Ocean freight and ocean services	697,307	1,976,246
Customs brokerage and other services	990,379	1,089,497
Total revenues	2,592,589	4,664,298
Operating Expenses:
Airfreight services	666,022	1,142,546
Ocean freight and ocean services	483,682	1,600,243
Customs brokerage and other services	569,398	773,322
Salaries and related	449,848	538,940
Rent and occupancy	57,632	50,928
Depreciation and amortization	15,261	12,975
Selling and promotion	6,384	4,048
Other	68,393	79,536
Total operating expenses	2,316,620	4,202,538
Operating income	275,969	461,760
Other Income (Expense):
Interest income	18,775	1,892
Interest expense	(2,645)	(503)
Other, net	8,479	8,030
Other income (expense), net	24,609	9,419
Earnings before income taxes	300,578	471,179
Income tax expense	74,580	121,699
Net earnings	225,998	349,480
Less net (losses) earnings attributable to the noncontrolling interest	(13)	3,371
Net earnings attributable to shareholders	$226,011	$346,109
Diluted earnings attributable to shareholders per share	$1.45	$2.05
Basic earnings attributable to shareholders per share	$1.47	$2.07
Weighted average diluted shares outstanding	155,472	169,216
Weighted average basic shares outstanding	154,164	167,499

2-May-2023	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the three months ended March 31,
	2023	2022
Operating Activities:
Net earnings	$225,998	$349,480
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses (recoveries) on accounts receivable	1,072	(416)
Deferred income tax expense (benefit)	2,036	(3,236)
Stock compensation expense	12,488	11,603
Depreciation and amortization	15,261	12,975
Other, net	1,159	455
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	508,606	(132,348)
(Decrease) increase in accounts payable and accrued liabilities	(202,923)	140,191
Decrease in deferred contract costs	67,621	173,930
Decrease in contract liabilities	(84,447)	(193,357)
Increase in income taxes payable, net	91	46,259
(Increase) decrease in other, net	(550)	8,410
Net cash from operating activities	546,412	413,946
Investing Activities:
Purchase of property and equipment	(10,126)	(14,412)
Other, net	575	79
Net cash from investing activities	(9,551)	(14,333)
Financing Activities:
Payments on borrowings on lines of credit	(26,402)	(3,102)
Proceeds from borrowings on lines of credit	11,495	22,592
Proceeds from issuance of common stock	9,288	5,751
Repurchases of common stock	(213,502)	—
Payments for taxes related to net share settlement of equity awards	(7,445)	(7,482)
Net cash from financing activities	(226,566)	17,759
Effect of exchange rate changes on cash and cash equivalents	6,368	(6,438)
Change in cash and cash equivalents	316,663	410,934
Cash and cash equivalents at beginning of period	2,034,131	1,728,692
Cash and cash equivalents at end of period	$2,350,794	$2,139,626
Taxes Paid:
Income taxes	$70,786	$77,960

2-May-2023	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended March 31, 2023:
Revenues	$945,494	109,850	54,695	582,421	224,127	534,464	142,703	(1,165)	2,592,589
Directly related cost of transportation and other expenses[1]	$539,957	69,205	32,302	452,342	157,623	372,260	95,949	(536)	1,719,102
Salaries and other operating expenses[2]	$267,683	35,824	19,502	71,140	46,798	127,372	29,832	(633)	597,518
Operating income (loss)	$137,854	4,821	2,891	58,939	19,706	34,832	16,922	4	275,969
Identifiable assets at period end	$3,005,502	206,459	119,334	633,970	284,028	844,049	254,458	(15,223)	5,332,577
Capital expenditures	$5,444	469	230	590	167	2,983	243	—	10,126
Equity	$2,284,489	35,977	57,026	317,325	153,321	191,116	154,143	(43,029)	3,150,368
For the three months ended March 31, 2022:
Revenues	$1,241,224	104,610	57,707	1,769,016	646,329	575,791	270,681	(1,060)	4,664,298
Directly related cost of transportation and other expenses[1]	$763,423	64,232	33,857	1,480,093	538,883	417,620	218,100	(97)	3,516,111
Salaries and other operating expenses[2]	$333,649	24,869	13,101	123,113	45,329	109,269	38,042	(945)	686,427
Operating income	$144,152	15,509	10,749	165,810	62,117	48,902	14,539	(18)	461,760
Identifiable assets at period end	$4,199,798	283,674	147,391	1,329,469	591,672	1,076,451	358,722	(31,184)	7,955,993
Capital expenditures	$9,477	1,078	109	531	290	2,058	869	—	14,412
Equity	$2,753,888	108,208	52,188	337,802	189,168	317,436	133,250	(42,609)	3,849,331

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2 Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

2-May-2023	Expeditors International of Washington, Inc.	Page 7 of 7